FIRST AMENDMENT
TO
AGREEMENT OF SALE AND PURCHASE

THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "**First Amendment**") dated April 10, 2014, is made by and between **AFS NW Business Park, L.P.**, a Delaware limited partnership ("**Seller**"), and **Hartman Short Term Income Properties XX, Inc.**, a Maryland corporation ("**Purchaser**").

WHEREAS, Seller and Purchaser entered into that certain Agreement of Sale and Purchase dated effective March 13, 2014 (the "**Agreement**"), for the purchase and sale of certain property and improvements in Harris County, Texas, commonly known as 5151, 5200, 5201, 5400 and 5401 Mitchelldale Drive, Houston, Texas, as more fully described therein;

WHEREAS, Purchaser and Seller have agreed to further modify certain provisions of the Agreement as set forth below.

NOW THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement is amended as follows:

1. **Purchase Price**. The Purchase Price is amended to be NINETEEN MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($19,175,000.00).

2. **Title and Survey**. Purchaser agrees that Purchaser's right to terminate the Agreement pursuant to Section 5 has terminated and Purchaser has elected to waive any title and survey objections which Seller has elected not to cure or is deemed to have elected not to cure.

3. **Review Period**. Purchaser acknowledges that the Review Period has expired, and Purchaser's right to terminate the Agreement pursuant to Section 6.F has expired, except with respect to the obligations of Seller to provide estoppel certificates pursuant to Section 6.D.v.

4. **Closing Date and Extension Earnest Money**. Purchaser hereby elects its right to extend the Closing Date to June 13, 2014. Purchaser shall deposit with the Title Company the Extension Earnest Money no later than 1:00 p.m. Central Standard Time two (2) business days from the date hereof.

5. **Miscellaneous**. Except as otherwise specifically amended herein, the Agreement remains in full force and effect as agreed to by Seller and Purchaser. All capitalized terms used herein which are not otherwise defined have the same definitions as set forth in the Agreement. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original to the same effect as if all parties had executed the same instrument.

This First Amendment to Agreement of Sale and Purchase was executed effective as of the date and year above written.

[Signature pages follow]

PURCHASER:

Hartman Short Term Income Properties XX, Inc., a Maryland corporation

By:______________________________
Name:____________________________
Title:_____________________________

Date: April 10, 2014

SELLER:

AFS NW Business Park, L.P., a Texas limited partnership

By: AFS NW Business Park General Partner, Inc., a Texas corporation, a general partner

By: ______________________________
Philip W. Capron, President

Date: April 10, 2014